UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2021

Date of Report (Date of earliest event reported)

Global Consumer Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40468	86-1229973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1926 Rand Ridge Court Marietta GA	30062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 939-9419

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GACQ	The Nasdaq Stock Market LLC
Warrants	GACQW	The Nasdaq Stock Market LLC
Units	GACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated June 14, 2021, on June 11, 2021, Global Consumer Acquisition Corp. (the “Company”) consummated the IPO of 17,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”) and one half of one redeemable warrant (“Warrants”), with each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to certain adjustment as described in the registrant’s final prospectus filed with the SEC on June 10, 2021 (the “Prospectus”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $170,000,000. The Company granted the underwriters a 45-day option to purchase up to 2,550,000 additional Units to cover over-allotments, if any.

As also previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Global Consumer Acquisition LLC of 431,510 units (the “Private Units”), generating total proceeds of $4,315,100.

Subsequently, on June 14, 2021, the underwriters exercised the over-allotment option in part, and the closing of the issuance and sale of the additional Units occurred (the “Over-Allotment Option Units”) on June 16, 2021. The total aggregate issuance by the Company of 1,263,000 units at a price of $10.00 per unit resulted in total gross proceeds of $12,630,000. On June 16, 2021, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 22,102 Private Units, generating gross proceeds of $221,020. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

On June 16, 2021, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company has canceled an aggregate of 321,750 shares of Common Stock issued to certain stockholder of the Company prior to the IPO and Private Placement.

A total of $183,543,150 of the net proceeds from the sale of Units in the initial public offering (including the Over-Allotment Option Units) and the Private Placements on June 11, 2021 and June 16, 2021, were placed in a trust account established for the benefit of the Company’s public shareholders. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Balance Sheet dated June 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2021

GLOBAL CONSUMER ACQUISITION CORP.

By:	/s/ Rohan Ajila
Name:	Rohan Ajila
Title:	Chief Executive Officer

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